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                                                                    EXHIBIT 24.1


                               CONSENT OF COUNSEL



         Thompson & Knight L.L.P., a limited liability partnership, hereby consents to the use of its name under the heading "Legal Matters" and "Material Federal Income Tax Considerations" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance IV, Inc. ("TAF IV") for the registration of $10,000,000 in aggregate principal amount of 9.0% Secured Promissory Notes to be issued by TAF IV.




Thompson & Knight L.L.P.

Dallas, Texas


April 1, 2002